                              SERVICES AGREEMENT

     THIS AGREEMENT is made by and among Dobson Cellular of Maryland, Inc., an Oklahoma Corporation ("Dobson"), Maryland Wireless Communications Limited Partnership, a Maryland Limited Partnership, Wendy C. Coleman, an individual (collectively referred to as "Coleman"), and Washington Baltimore Cellular Limited Partnership, ("WBCP"), a Virginia Limited Partnership.

     WHEREAS, Coleman holds a license from the Federal Communications Commission ("FCC") to construct and operate a cellular radio telecommunications system on frequency Block A, the non-wireline system, to serve the Maryland RSA 2, and

     WHEREAS, Dobson has a Management Agreement with Coleman, and Dobson and Coleman have entered into an agreement by which Dobson will acquire Maryland RSA 2, and have filed with the FCC for approval of a transfer of control of the license from Coleman to Dobson, and

     WHEREAS, WBCP owns and operates switching and other equipment capable of providing switching and other services to Maryland RSA 2, and possesses the skills required for the efficient operation of cellular radio telecommunications systems and currently operates the non-wireline cellular telephone system which serves the Maryland RSA 2, pursuant to an interim authority granted by the FCC; and

     WHEREAS, Dobson and/or Coleman intend to construct a physical wireless network in Maryland RSA 2 and seek to provide service to customers by leasing WBCP's facilities located in Maryland RSA 2 ("Leased Facilities") and through the provision by WBCP of switching services provided during construction of Dobson/Coleman's network, and

     WHEREAS, also pursuant to the Interim Operating Authority Order issued by the FCC, WBCP is obligated to assign for compensation its existing Maryland RSA 2 customers to the licensee of Maryland RSA 2 upon reaching an agreed upon price, and

     WHEREAS, Dobson and Coleman wish to enter into an agreement with WBCP to acquire those customers in Maryland RSA 2, and

     WHEREAS, Dobson, Coleman, and WBCP wish to agree to the mutual roaming procedures and reciprocal wholesale exchange roaming rates on the terms and conditions set forth herein, and upon execution of a Rate Addendum, attached hereto as Attachment D, for the benefit of their respective customers; and,

     WHEREAS, WBCP, Dobson, and Coleman seek to enter into an agreement to achieve certain economies of scale, by arranging to provide for the lease by WBCP to Dobson and Coleman of certain network facilities located in Maryland RSA 2 ("Leased Facilities"), as well as providing switching capacity from its Switch, as defined below, and to provide for certain other specified services, all on the terms and conditions hereinafter set forth.

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                                                                              2

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, it is agreed as follows:

                               ARTICLE I
                              DEFINITIONS

1.1 "Backhaul Facilities" shall mean any equipment and facilities, whether owned or leased, over which Traffic is carried between the cell sites and the Switch or to and from cell sites and the PSTN in either WBCP's System or Dobson/Coleman's System.

1.2  "Basic Switching Services" shall mean the following services:

     a.  Switching services,

     b. monitoring of all Leased Facilities or Dobson/Coleman System's cell site alarms and notification of alarms;

     c.  Daily printing of all alarms;

     d.  Weekly report of all outages;

     e. Reporting of all field problems to vendors and assisting the vendors in problem resolution;

     f. Changing cell site radio parameters (power levels, frequency assignments, etc.)

1.3 "Dobson/Coleman's System" shall mean all cellular equipment, microwave equipment, hardware, software, antennae, transmitting or receiving equipment, cell site equipment and ancillary and related equipment and facilities which Dobson and/or Coleman currently has in place either through acquisition or lease, (other than "Leased Facilities" as defined in this Agreement) or will acquire or lease in the future in order to construct and operate a wireless system in Maryland RSA 2, to deliver Traffic between and among cell sites and any points of interconnection to the PSTN, as defined below, in Maryland RSA 2 and to and from the Switch.

1.4 "Enhanced Switching Services" shall mean the services described as "Basic Switching Services" as defined herein, and the following additional services:

     a.  maintenance and diagnostics for Dobson/Coleman's System;

     b. maintenance and diagnostics by WBCP on the Leased Facilities shall also be considered an Enhanced Switching Service;

     c. database maintenance, excluding customer records, as is requested from time to time by Dobson/Coleman;

     d.  weekly traffic reports for the System;

     e. recording services, including provision of AMA data on a monthly basis to Dobson/Coleman (or to its designated billing vendor);

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                                                                              3

     f. responding to alarms on the Dobson/Coleman System or on the Leased Facilities.

1.5 "Leased Facilities" shall mean all cellular equipment, microwave equipment, hardware, software, antennae, transmitting or receiving equipment, cell site equipment, and ancillary and related equipment and facilities currently used by WBCP to operate a wireless system that are located within or serve Maryland RSA 2, or to deliver Traffic between and among cell sites and points of interconnection to the PSTN in Maryland RSA 2, and to deliver Traffic to and from cell sites in Maryland RSA 2 to the Switch, all of such facilities are owned or leased by WBCP and leased to Dobson/Coleman in accordance with this Agreement. Nothing in this Agreement gives Dobson/Coleman an interest in the Switch.

1.6 "WBCP System" shall mean all equipment owned and operated by WBCP other than that equipment defined herein as "Leased Facilities."

1.7 "MOU" ("Minutes of Use") shall mean the number of minutes of airtime used by the Dobson/Coleman Systems or Leased Facilities for switched calls whether such calls are completed or not completed, and whether a bill for such calls will or will not be rendered to Dobson and/or Coleman's customers. All minutes shall be rounded to increments of one minute and any fraction of one minute shall be rounded up to the next whole minute, unless otherwise explicitly provided for elsewhere in this Agreement. If WBCP changes its billing practices to generally bill its customers in increments less than one minute, Dobson/Coleman shall be billed in the same increments in which WBCP bills its customers.

1.8 "Pro-rata" shall be measured with respect to Fixed costs, by the number of minutes of use ("MOU") switched on behalf of Dobson/Coleman compared against the total MOU switched by WBCP. With respect to variable costs, the relationship between the number of transactions processed for Dobson/Coleman in relation to all transactions processed by the Switch.

1.9  "PSTN" shall mean the landline public switched telephone network.

1.10 "Roaming Agreement" shall mean the standard agreement as is currently being utilized, by Dobson and WBCP in their existing roaming agreement.

1.11 "Switch" shall mean the switching equipment owned by WBCP, including, without limitation, all related hardware, software and ancillary and related equipment and facilities collocated with such switching equipment and required for such switching equipment to operate in accordance with its specifications. "Switch" does not include (a) any equipment and facilities which are part of Dobson/Coleman's System or (b) any Backhaul Facilities.

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                                                                              4

1.12 "Traffic" shall mean voice, data and associated electronic signals.

                               ARTICLE II
                         OWNERSHIP OF EQUIPMENT

2.1 WBCP's System. WBCP's System, including the Switch and the Leased Facilities, has been purchased, leased or otherwise obtained by and are owned by WBCP, subject only to the limited rights of Dobson/Coleman to lease switching capacity or equipment, as hereinafter provided.

2.2 Dobson/Coleman's System. Unless otherwise provided for in this Agreement, Dobson and/or Coleman shall be fully responsible for the purchase, Financing, installation and construction of Dobson/Coleman's System, and for obtaining Backhaul Facilities necessary to Dobson/Coleman's System. WBCP shall have no rights of ownership or operation of Dobson/Coleman's System, other than the Leased Facilities leased to Dobson/Coleman by WBCP as part of this Agreement.

2.3 Interconnection Facilities. Dobson and/or Coleman shall be responsible for paying all reasonable and pre-agreed charges associated with circuits necessary to Connect their System to WBCP's System (whether such circuits are obtained from a wireline carrier or involve Dobson/Coleman-owned or leased microwave facilities). Dobson and/or Coleman are also responsible for paying all charges associated with circuits necessary to interconnect their System to the PSTN for the purpose of obtaining telephone numbers for their new customers (whether such circuits are connected directly to their System or to WBCP's Switch). Dobson/Coleman may utilize the existing circuits of WBCP to access an Interexchange Carrier for the provision of long-distance (InterLATA or otherwise) calling, provided WBCP's circuits have the capacity. Should Dobson and Coleman opt to use WBCP's existing circuits, Dobson and Coleman agree to reimburse WBCP for their pro rata share of the fixed charges of the facility plus their share of the variable costs (computed on an average effective rate). All such facilities must be technically compatible with WBCP's System.

2.4 Modification and Adjustment. Dobson and Coleman agree and acknowledge that, although WBCP's System, (including the Switch) and the Leased Facilities are efficient and functional as of the date of this Agreement, the evolving nature of wireless technology may render portions of WBCP's System inefficient or unsuitable for the service that WBCP wishes to deliver to its customers. WBCP reserves the right, in its sole discretion and at its expense, to make any and all changes to WBCP's Systems and the Leased Facilities that it may choose. If WBCP elects to make material changes to WBCP's Systems and Leased Facilities as provided herein that will impact service provided to Dobson/Coleman's customers. WBCP agrees to give Dobson/Coleman forty-five (45) days advance notice of any such material change, including adequate details to permit Dobson/Coleman to make any adjustments to its operations because of

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                                                                              5

     such changes. In the event any such change impacts Dobson/Coleman's System, they shall have the option, at their sole discretion, of terminating this Agreement under Section 6.2(c) below, or of making, at their sole expense, all changes, modifications or adjustments to their System which may be necessary or appropriate to adapt to such changes to WBCP's System.

                                   ARTICLE III
                         MANAGEMENT AND OPERATION SERVICES

3.1 a. Services Offered by WBCP. During the term of this Agreement, Dobson/Coleman shall lease from WBCP all of WBCP's equipment located within the geographic confines of Maryland RSA 2, as defined in
         Article 1.5 ("Leased Facilities") for the monthly recurring charge set forth on Attachment A. A list of these sites is attached hereto as Attachment E. Also, during the term of this Agreement, WBCP shall operate and maintain the Switch and the Leased Facilities to perform the functions with regard to Dobson/Coleman's System as are described in this Agreement for the fees set forth in Attachment A, incorporated herein by reference. Those functions may be either Enhanced or Basic Switching Services, as both terms are defined herein, and include processing calls at the Switch, monitoring of alarms, notification of alarms, processing cell to cell handoff of calls, production of magnetic (or comparable medium) ALMA billing tapes which contain basic billing information, production of reports as described herein, and intersystem handoffs (as appropriate). Any and all changes, improvements, modifications, updates to and new capabilities or subscriber features or services (all known as "new capabilities") offered through the Switch shall be made available to Dobson/Coleman on an equal and non-discriminatory basis, provided that if Dobson/Coleman choose to acquire the new capabilities of the Switch, WBCP may charge an additional fee to Dobson/Coleman for such new capabilities, and provided further that Dobson/Coleman shall have no right to require WBCP to purchase or provide to Dobson/Coleman any new capability which WBCP chooses not to install for its own use in serving WBCP's System. Dobson/Coleman is responsible for responding to alarms on the Dobson/Coleman System upon notification of an alarm by WBCP. Responding to an alarm on the Dobson/Coleman System by WBCP is an Enhanced Switching Service that Dobson/Coleman may request.

3.1 b. In the event WBCP sells the Leased Facilities to Dobson/Coleman, pursuant to a separate agreement, WBCP shall continue to switch for Dobson/Coleman pursuant to the terms of this Agreement, unless or until Dobson/Coleman purchases a switch from WBCP or a vendor, and becomes fully operational. Once Dobson/Coleman's System becomes fully operational, and as such no longer requires switching services from WBCP, and upon notification to

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         WBCP of Dobson/Coleman's intent to terminate WBCP's switching and leasing services pursuant to the terms of this Agreement at Section 6(2)(b), governing termination, the remaining provisions of this Agreement, including but not limited to roaming provisions, provisions for the sale of WBCP's customers, and ratifying contour extensions shall survive following the termination of the switching and leasing services.

3.2  System Maintenance or Repair.

     a. WBCP shall, at its sole expense, maintain and repair, or cause to be maintained and repaired, WBCP's System, including the Switch, and all components thereof. Such maintenance shall be in accordance with industry standards.

     b. WBCP shall also be responsible for all corrective and preventive maintenance, repair and diagnostics for all network facilities and associated equipment used by Dobson/Coleman, including the Leased Facilities, (other than the Dobson/Coleman System) including all necessary coordination with other leased facility carriers. Such maintenance shall be in accordance with industry standards. Dobson/Coleman shall pay WBCP's fees for this service as per Attachment A to this Agreement which sets forth "Enhanced Switching Services" fees.

     c. Dobson/Coleman agrees to maintain Dobson/Coleman's System and WBCP agrees to maintain WBCP's System and the Leased Facilities such that each shall obtain a minimum system performance rating of P02 grade, calculated during the average ten high-day busy hour in any month.

     d. Dobson/Coleman and WBCP further agree that any personnel maintaining or repairing portions of their respective systems shall be certified as meeting certain industry standards and shall have attended all appropriate vendor training courses on equipment used in the relevant system. All vendor specifications shall be met or exceeded by the applicable party's construction, operation or repair of each system, including without limitation, use of required test equipment.

     e. Dobson/Coleman understand that WBCP's maintenance or repair of the Leased Facilities and the Switch or WBCP's System may upon occasion require that a portion of Dobson/Coleman's System or the Leased Facilities to be removed from service temporarily. WBCP shall notify Dobson/Coleman at least thirty (30) days prior to performing such routine maintenance and repair that results in an interruption of service to Dobson/Coleman's customers. WBCP shall make all reasonable efforts to minimize the necessity for and length of any such interruption of Dobson/Coleman's System. Nothing in this paragraph shall

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                                                                              7

         prevent WBCP from making an immediate interruption without prior notice in order to comply with federal and/or state regulations, or in the event of an emergency.

3.3 Access to Switch. WBCP shall provide to Dobson/Coleman one (1) direct electronic access to the Switch for purposes of activating or deactivating a Dobson/Coleman's subscriber's telephone number. Dobson/Coleman's direct electronic access to the Switch shall be limited to that necessary to perform the tasks previously mentioned. In the event Dobson/Coleman makes a decision that one direct connection unduly burdens Dobson/Coleman's ability to provide efficient service in connecting and disconnecting its customers, Dobson/Coleman may request additional ports and WBCP shall provide a reasonable number of ports at no additional charge to Dobson/Coleman if, in WBCP's discretion, the provision of additional ports will not unduly limit WBCP's switch capacity. In the event that WBCP's Switch is relocated, Dobson/Coleman shall pay all additional costs associated with the reconnection of direct electronic access or with necessary security measures to ensure privacy of WBCP's and Dobson/Coleman's customer information. Dobson/Coleman shall be responsible for all costs associated with the direct electronic access to WBCP's Switch, regardless if access is through a direct point to point telephone service or through a dial-up and modem configuration.

3.4 Traffic Reports. WBCP shall supply weekly reports to Dobson/Coleman setting forth Traffic carried on Dobson/Coleman's System and Leased Facilities, which reports shall be in the same format employed by WBCP from time to time.

3.5  Billing Tapes.

     a. Unless otherwise agreed by the parties, WBCP shall weekly provide Dobson/Coleman (or Dobson/Coleman's designated billing service) with a magnetic (or comparable medium) billing tape containing basic billing information. Dobson/Coleman shall bear all costs associated with converting such information into subscriber bills. WBCP shall have no responsibility to arrange or manage production of Dobson/Coleman's subscriber bills, except as specifically mentioned in Attachment A. WBCP will provide maintenance to the Switch database on behalf of Dobson/Coleman as part of Enhanced Switched Services, as defined herein.

     b. Actual out of pocket costs incurred by WBCP to configure its Switch to accommodate Dobson/Coleman's billing needs (including any start-up charges from WBCP's billing vendor) will be borne by Dobson/Coleman. Dobson/Coleman shall bear all costs charged by WBCP's billing vendor with respect to additional billing volume of Dobson/Coleman in accordance with Attachment A.

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     c.  In the event Dobson/Coleman elect to arrange for electronic transfer of billing data to its billing vendor or other outside source used in its billing process, and if the WBCP equipment provides the ability for such electronic transfer of billing data, WBCP will provide this electronic transfer with all costs for such direct connection being borne by Dobson/Coleman. Dobson/Coleman may retain this electronic transfer of billing data only so long as all terms of this Agreement remain in force and effect.

3.6 Review of Information. If Dobson/Coleman should question the validity of data set forth in the Traffic reports or billing tapes, WBCP and Dobson/Coleman shall cooperate in good faith to resolve any such questions. To that end, WBCP shall permit Dobson/Coleman to review all information related to such data and the processes used to produce such data, and shall make available any personnel of WBCP necessary to assist in such review at reasonable times and upon reasonable prior notice.

3.7  Roamer Verification.

     a. WBCP shall configure and program the Switch to perform pre-call roamer verification at no additional charge for calls placed on Dobson/Coleman's System or on the Leased Facilities by subscribers whose number resides in WBCP's Switch without the necessity of sending such calls to a third-party clearinghouse.

     b. WBCP shall arrange for the provision of pre-call roamer verification for calls placed by any person whose number does not reside in WBCP's Switch, and carried on Dobson/Coleman's System upon Dobson/Coleman's payment of an additional charge. This additional charge shall be Dobson/Coleman's pro rata share of all fixed costs associated with providing this roamer verification service, and all variable charges shall be allocated based upon the number of verifications originating on the respective Systems. Notwithstanding anything herein to the contrary, Dobson/Coleman's share of fixed charges shall not exceed the incremental increase in roamer verification costs attributable to Dobson/Coleman's System or the Leased Facilities.

3.8 Service Not Included. Dobson/Coleman acknowledge that the following services are not included under this Agreement and are Dobson/Coleman's responsibility unless otherwise provided in separate agreements executed by the parties or discussed in Schedule A:

     a.  Customer Service for Dobson/Coleman's Subscribers;

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     b.  Billing for access to or usage of Dobson/Coleman's System or Leased
         Facilities (other than the production of billing tapes) (i.e., WBCP is not responsible for providing bills to or collecting amounts from Dobson/Coleman's customers);

     c. Backhaul Facilities for the carriage of Traffic between cell sites in the Dobson/Coleman's System, between the Dobson/Coleman's System and points of interconnection to the PSTN in Maryland RSA 2, and between the Dobson/Coleman's System and the Switch, excluding the Leased Facilities.

3.9  Service Interruption.

     a. The parties agree and acknowledge that, given the complex nature of the Dobson/Coleman's System and the Leased Facilities, and the WBCP's System, including the Switch, service interruptions may be unavoidable. Dobson/Coleman agree that WBCP may interrupt service to Dobson/Coleman without advance notice if such interruption is necessary to maintain integrity of WBCP's System. WBCP and Dobson/Coleman shall use their best efforts to avoid any unnecessary service interruptions and, where required, to work with each other to plan and coordinate necessary service interruptions so as to minimize disruptions to their customers.

     b. WBCP agrees to maintain the integrity of the Dobson/Coleman System and the Leased Facilities on the same standard that it operates its own facilities and agrees to use its best efforts to be non-discriminatory in addressing maintenance of the Dobson/Coleman System and the Leased Facilities compared to any other system that WBCP owns or operates.

                                  ARTICLE IV
                  REVENUE, ROAMING, SERVICE CHARGES AND COSTS

4.1 Assignment of Revenues. Dobson/Coleman shall operate using the same SID Number ("System Identification Number") as used by WBCP in its adjoining systems, and Dobson/Coleman shall establish a separate BID Number ("Billing Identification Number") in order to segregate roaming and other traffic. WBCP and Dobson/Coleman shall cooperate to configure and program the Switch and make arrangements with each of their respective billing vendors so as to insure that revenues are appropriately assigned between WBCP's and Dobson/Coleman's Systems, including Leased Facilities, according to the following guidelines:

     a. Access revenue and feature revenue (i.e. revenue derived from such features as three-way calling, call forwarding, custom billing. and the like) shall be

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         assigned according to the subscriber's NXX, i.e., the first three digits in the subscriber's seven-digit cellular telephone number.

     b. Usage revenue (whether derived from local subscribers or roamers) shall be assigned according to the cell site which carries the Traffic underlying such revenue, with the intention that the revenue from any one call shall be assigned to the cell site upon which such call originated.

4.2  Roaming.

     a.  Individual Roamer Agreements.

         (i) Subject to the provisions of Section 4.2(a)(ii), Dobson/Coleman's subscribers shall be entitled to roam in other cellular systems based upon agreements entered into between Dobson/Coleman and the relevant carrier. Subscribers to such other cellular systems shall have the right to roam on Dobson/Coleman's System, including the Leased Facilities, based on the roaming agreements Dobson/Coleman negotiates. Nothing in this Agreement shall be construed to permit Dobson/Coleman to rely upon the terms of WBCP's roamer agreements as entered into or modified from time to time by WBCP. Neither shall WBCP have the right to rely upon the terms of Dobson/Coleman's roaming agreements with any other provider. Dobson/Coleman cannot agree to technical arrangements in its roaming agreements that WBCP does not currently have in place so long as WBCP is providing switching services to Dobson/Coleman. Dobson/Coleman will send their own tapes to the roaming clearinghouse via their billing vendors.

         (ii) Dobson/Coleman agree that Dobson/Coleman shall bear all of the fixed and variable costs associated with modifying the Switch and WBCP's System, including the Leased Facilities, to permit such separate roaming agreements and arrangements and provided further that Dobson/Coleman shall pay to WBCP an additional amount equal to 5% of the initial fixed costs incurred in modifying the Switch and WBCP's System and the Leased Facilities to permit such separate agreements and arrangements to compensate WBCP for its administrative expenses.

         (iii) WBCP and Dobson/Coleman agree that their subscribers shall be entitled to roam in the other party's service areas at the reciprocal rate of $0.50 (fifty cents) per minute, with no daily subscription fees pursuant to the terms of the Rate Addendum attached hereto as Attachment D.

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         (iv)   WBCP and Dobson/Coleman agree that their subscribers shall not be charged any toll or "long distance" or other fees for roaming in the other party's service areas. All calls by either party's subscribers that both originate and terminate in the service areas of the parties shall be treated as "local" calling, as such local calling scope applies to the party's Own Subscribers. Notwithstanding anything to the contrary, it is the intent of the parties that "long distance" charges may apply to calls placed to areas outside of the parties' home service areas.

     b. Assignment for Roamer Revenues. All wholesale roamer charges generated by WBCP subscribers or other non-Dobson/Coleman subscribers using Dobson/Coleman's System or Leased facilities, shall be allocated to Dobson/Coleman, and all wholesale roamer charges generated by Dobson/Coleman's subscribers using WBCP or other non-Dobson/Coleman's Systems shall be Dobson/Coleman's responsibility. Similarly, all wholesale roamer charges generated by Dobson/Coleman's Subscribers or other non-WBCP subscribers using WBCP's Systems shall be allocated to WBCP, and all wholesale roamer charges generated by WBCP's subscribers using Dobson/Coleman's or other non-WBCP systems shall be WBCP's responsibility. Dobson/Coleman and WBCP agree to pay and indemnify each other against all costs (including reasonable attorneys' fees), expenses, liabilities and other damages or claims arising out of roamer charges generated by their respective subscribers. Each Party is responsible for the fraud generated on the Mobile Identification Numbers ("MINs") associated with the Party's subscribers. WBCP will monitor the Leased Facilities for indicia of fraud with the same diligence by which it monitors WBCP's system, and shall report evidence of fraud to Dobson/Coleman in a timely manner. Notwithstanding anything in this Agreement, WBCP is not required to upgrade or add to the current fraud detection capability of the Leased Facilities unless all cost for such upgrade or addition is borne by Dobson/Coleman. Each Party is responsible for settlement with its roaming partners.

     c. Charges for Functions. Dobson/Coleman shall pay to WBCP the pro rata share of all fixed expenses and variable expenses associated with providing roamer verification services, as set forth in Section 3.8. Should Dobson/Coleman choose to use a billing vendor other than that being used by WBCP, then WBCP may incur charges associated with having WBCP's billing vendor strip Dobson/Coleman's roamer call records off of the billing tapes, and such charges will be passed through to Dobson/Coleman, plus a five percent (5%) markup to cover administrative costs.

4.3 Service Charges and Costs. For the rights granted to Dobson/Coleman by WBCP hereunder, Dobson/Coleman shall pay to WBCP "Service Charges" as listed on

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                                                                             12

     Attachment A attached hereto, together with the retail rates ("costs") charged by the supplier of third party services, such as long-distance, toll, Operator-assisted calls, directory assistance, time and temperature, emergency bureau, in each case attributable to usage of Dobson/Coleman's System and the Leased Facilities. WBCP reserves the right to change "service charges as WBCP deems appropriate on an annual basis, after giving Dobson/Coleman ninety (90) days written notice of proposed changes.

4.4 Payment. WBCP shall submit to Dobson/Coleman within 30 days after the end of each calendar month an invoice listing Service Charges and Costs payable by Dobson/Coleman hereunder in respect of the prior month (either on a calendar or billing cycle basis). Dobson/Coleman shall pay such invoices in full within 30 days of receipt thereof, without deduction or offset. Any payments not made in full within said thirty (30) day period shall accrue interest at the lesser of the maximum rate authorized by law or at eighteen percent (18%) per annum until paid in full. Any disputed amount shall be paid in full as outlined above, regardless of the dispute. Should the dispute ultimately be resolved in favor of Dobson/Coleman, WBCP will refund any amount due within thirty (30) days.

4.5 Assignment of Customers. Dobson/Coleman agrees to purchase those customers who have activated NXX codes within the confines of the Maryland RSA 2 ("Maryland RSA 2 Customers") for the price of $280.00 (Two hundred eighty dollars) per customer. The customers being purchased by Dobson/Coleman are listed on Attachment B. The total amount will be paid in full by Dobson/Coleman to WBCP no later than January 11, 1997. Further, as long as those customers subscribe to cellular service from Dobson/Coleman, Dobson/Coleman will be responsible to pay the residuals to the dealers and retailers who originated those customers in accordance with WBCP's agreements with said dealers and retailers, as agreed between Dobson/Coleman and the agents/retailers the parties agree WBCP will not be responsible for any payments to the agents/retailers as of January 1, 1997.

     The customers to be acquired by Dobson/Coleman shall be only those customers that are in WBCP's System under its standard credit and disconnect policies now in effect, and WBCP agrees to follow those policies up to the date of acquisition; Dobson/Coleman have no obligation to pay for or acquire customers that are in the system outside of the standard WBCP credit and disconnect policies.

     It is acknowledged that all parties to this Agreement desire to have a smooth transition of those customers acquired by Dobson/Coleman from WBCP; to that end, the parties agree that they will work together to devise an acceptable notice to the customers and that the same shall be sent to the customers at a mutually agreed time.

     The assignment of the cellular service agreements are in "as is" condition without warranties expressed or implied. WBCP makes no representations or warranties on the assignability of said customer contracts. Further, WBCP makes no representations or warranties on the enforceability of the agreements by Dobson/Coleman once the agreements are assigned to it. WBCP fully discloses that some or a sizeable portion of said customers may object to the attempted assignment and may contend successfully that if Dobson/Coleman cannot or chooses not to provide cellular service at the same rate, geographic area, terms, conditions, and/or local calling area as presently being provided to said customers by WBCP that their cellular service agreements are personal in nature and therefore not assignable. WBCP will have no responsibility to attempt to enforce the contracts once they are assigned to Dobson/Coleman and will have no obligation to defend, indemnify or hold harmless from any suits that may be brought against Dobson/Coleman as a result of the attempted assignment. Further, WBCP will have no obligation to refund any amount paid by Dobson/Coleman for said assignments in the event that said assignments are subsequently determined invalid or unenforceable.

4.6 Ratification of Contour Extensions. The parties hereby ratify and approve those contour extensions into Maryland RSA 2 by WBCP, and into WBCP's Systems by Maryland RSA 2, as identified on Attachment C, in accordance with all relevant FCC rules and regulations, with said extensions to remain as configured, absent interference, until WBCP no longer provides switching services or Leased Facilities to Dobson/Coleman. After WBCP ceases to provide switching service or Leased Facilities to Dobson/Coleman, the parties agree to negotiate in good faith to enter into agreements for reasonable contour extensions into the service areas of the Parties. Both parties agree to withdraw within a reasonable time upon written notice of a significant interference that cannot be ameliorated by any reasonable means other than withdrawal.

4.7 The Parties agree to negotiate in good faith to assign the existing agency/dealer agreements between WBCP and agents/dealers located within the geographic confines of Maryland RSA 2 to Dobson/Coleman, subject to the consent of the agents/dealers and Dobson/Coleman.

                                 ARTICLE V
                 REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1  Mutual Representations, Warranties and Covenants.

     Each of the parties represent, warrants and covenants to the other as follows:

     a. It is an individual, or a partnership or a corporation organized and validly existing under the laws of the jurisdiction of its organization;

                                                                            14

b. It has full power and authority and authority to execute and perform this Agreement;

c. The execution, delivery, and performance of this Agreement has been duly authorized by all necessary action on its part and is binding and enforceable against all;

d. Except as specifically noted herein with regard to customer cellular service agreements, the execution, delivery, and performance of this Agreement will not conflict with, result in a breach of, or cause a default under (with or without the giving of notice or the passage of time, or both), its organization agreements, or any material agreement or instrument to which it is a party or by which it or any of its property is bound, nor will it conflict with or violate any statute, law, rule, regulation, order, decree, license, permit or judgment of any court or governmental authority which is binding upon it or its property;

e. There are no actions, suits or proceedings pending against it, or to its knowledge threatened against it, which might have a materially adverse effect upon its business, operations or financial condition or its ability to perform its obligations under this Agreement;

f. It is, and will for the term hereof remain, qualified to hold a Block A cellular construction permit or operating license, as appropriate, pursuant to FCC and state rules and regulations; and

g. Should the acquisition agreement between Coleman, Maryland Wireless Communications L.P., and Dobson Cellular of Maryland, Inc., fail to be consummated for any reason, the terms of this Agreement shall continue in full force and effect between Coleman, Maryland Wireless Communications L.P. and WBCP for the duration set forth in Paragraph 6.1. If the acquisition between Coleman, Maryland Wireless Communications L.P. and Dobson Cellular of Maryland, Inc. is consummated, and neither Coleman nor Maryland Wireless Communications L.P. retain an ownership interest in Maryland RSA 2, then this Agreement shall continue in full force and effect between Dobson Cellular of Maryland, Inc. and WBCP;

h. During the term of this Agreement each party shall (a) maintain in full force and effect all necessary federal, state and local regulatory agency authorizations, (b) timely fill all requests for renewals or replacements thereof, (c) supply all such agencies with all other required information which relate to the operation of its facilities, (d) cooperate fully with the other party in maintenance, renewal and replacement of all such necessary federal, state and local regulatory authorizations, (e) provide to the other party all necessary information and execute any and all said documents to accomplish the same, and (f) observe and comply with all laws, rules, regulations, ordinances, codes, orders, licenses and permits relating to its properties or applicable to its business.

                                   ARTICLE VI
                              TERM AND TERMINATION

6.1 a. Term. The initial term of this Agreement shall commence on January 1, 1997, and, unless earlier terminated as provided herein, shall terminate on the third anniversary of the date hereof. This
         Agreement shall be renewed automatically for successive terms of two years unless either party gives written notice to the other party of its intention to terminate this Agreement at least three months prior to the end of the then-current term. The parties acknowledge that the parties intend the switching and cell site leasing services are for a limited duration while Dobson/Coleman decides upon its own equipment vendor and network design. Accordingly, these services are priced with that limited duration in mind. The parties agree the prices for these services may be renegotiated should WBCP continue to provide these services beyond twelve (12) months from January 1, 1997.

     b. Except as provided herein Dobson/Coleman may upon thirty (30) days notice to WBCP, terminate certain provisions of this Agreement as it becomes capable of providing a service on its own that was formerly provided by WBCP. Nothing in this paragraph or this Agreement shall give Dobson/Coleman the right to terminate the roaming rate agreed to between the parties during the term of this Agreement, or the contour extension agreement, or the agreement concerning the purchase of the customers.

6.2  Termination by Dobson/Coleman.

     a. WBCP Breach. If at any time during the term of this Agreement, WBCP materially breaches this Agreement, and such breach remains uncured for 30 days after written notice thereof by Dobson/Coleman, then, in addition to other remedies available to it, Dobson/Coleman shall have the right to terminate this Agreement, upon no less than 30 days written notice to WBCP, without payment of any penalty or other amount to WBCP (except for amounts due WBCP hereunder for periods prior to the termination date).

     b. Installation of Compatible Equipment. Dobson/Coleman shall have the right to terminate this Agreement upon thirty (30) days prior notice if Dobson/Coleman install in Maryland RSA 2 and covenant to operate for the remainder of the current term of this Agreement a wireless system, which will permit transparent, seamless automatic handoff of calls in process between WBCP's System and Dobson/Coleman's System, and which is capable of carrying out transparent area paging from WBCP's System. In the event of termination under this Subparagraph 6.2(b), WBCP and Dobson/Coleman covenant to coordinate frequency usage on borders of Dobson/Coleman's MSA and WBCP's RSA for the period equal to the term which would have remained under this Agreement without such termination so as to eliminate or minimize to the greatest extent possible any frequency interference. Termination of the Agreement pursuant to this subparagraph does not terminate the portion of the Agreement relating to roaming, acquisition of subscribers, and contour extensions, which will survive such termination.

     c. Modification of System. If WBCP relocates, modifies or adjusts WBCP's System including the Switch in a manner that materially hinders the ability of the Switch to perform basic switching for Dobson/Coleman's System, or Leased Facilities, Dobson/Coleman shall have the right to terminate this Agreement effective upon the activation by WBCP of such modification or adjustment, unless Dobson/Coleman determines to make changes to Dobson/Coleman's
         System, at Dobson/Coleman's cost, to remain compatible with WBCP's System. WBCP agrees to inform Dobson/Coleman of such modifications at least six (6) months prior to such an event.

     d. Transfer of Control. In the event of a transfer of direct or indirect control of WBCP, or assignment by WBCP of this Agreement, to a party other than an affiliate of WBCP, Dobson/Coleman shall have the right upon 90 days prior written notice to terminate this Agreement.

6.3  Termination by WBCP.

     a. Dobson/Coleman Breach. In the event Dobson/Coleman fail to make payment when due or Service Charges and costs hereunder, or breaches any other material term of this Agreement, which failure continues for a period of 30 days after written notice of such failure is given to Dobson/Coleman, then in such event WBCP shall have the right to terminate this Agreement by giving Dobson/Coleman 120 days written notice of such termination without payment of any amount to Dobson/Coleman, other than the payments due under this Agreement. Provided that in the event that any breach of Dobson/Coleman which gives rise to a notice of termination by WBCP involves a failure to make payment when due of Service Charges and Costs, WBCP shall only be obligated to continue to provide service to Dobson/Coleman during such 120 day period upon payment by the 15th day of each month of estimated Service Charges and Costs for each month of such 120 day period. WBCP shall have the right to demand advanced payment in an amount equal to the Service Charges and Costs invoiced for the month preceding the month for which advance payment is sought.

     b. Transfer of Control. In the event of a transfer of direct or indirect control of the Maryland RSA 2 license to a party other Dobson or an affiliate of Dobson, WBCP shall have the right upon 180 days prior written notice to terminate this Agreement.

     c. Dobson/Coleman-Actions. In the event that Dobson/Coleman, in pursuing its business goals and strategies, undertakes any action or actions which substantially and materially harm the business of WBCP, WBCP shall have the right upon 120 days prior written notice to terminate this Agreement.

6.4 Rights Upon Termination. After the effective date of termination of this Agreement, Dobson/Coleman shall have no rights or claims with respect to WBCP's System including the Switch and the Leased Facilities. Dobson/Coleman's and WBCP's obligations under paragraphs 4.2(iii), 4.2(iv), 4.5, 4.6, and 8.1(a - g) shall survive termination of this Agreement. Further, upon termination, Dobson/Coleman shall immediately remove, and bear all charges relating thereto, the connecting or other facilities from WBCP's premises.

                                  ARTICLE VII
                            LIMITATION OF LIABILITY

7.1 Force Majeure. Neither of the parties hereto will be liable for nonperformance or defective or late performance of any of its obligations hereunder to the extent and for such periods of time as such nonperformance, defective performance or late performance is due to reasons outside such party's control, including without limitation, acts of God, war (declared or undeclared), acts (including failure to act) of any governmental authority, riots, revolutions, fire, floods, explosions, sabotage, nuclear incidents, lightning, weather, earthquakes, storms, sinkholes, epidemics, strikes, or delays of suppliers or subcontractors. Neither party shall be required to settle any labor dispute in any manner which is deemed by that party to be less than totally advantageous, in that party's sole discretion.

7.2 No Consequential or Special Damages. WBCP SHALL NOT BE RESPONSIBLE TO DOBSON/COLEMAN FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES TO DOBSON/COLEMAN, DOBSON/COLEMAN'S SYSTEM OR ANY SUBSCRIBER OR CUSTOMER OF DOBSON/COLEMAN'S SYSTEM OR ANY OTHER PARTY, INCLUDING, WITHOUT LIMITATIONS, ANY DAMAGE TO OR LOSS OF REVENUES, BUSINESS OR GOODWILL

SUFFERED BY ANY PERSON OR ENTITY FOR ANY FAILURE OF THE SWITCH OR LEASED FACILITIES OR FAILURE OF PERFORMANCE HEREUNDER. WBCP'S LIABILITY TO DOBSON/COLEMAN FOR ANY SUCH FAILURE SHALL BE LIMITED TO THE AMOUNT OF ANY SERVICE CHARGES OR COSTS PAID BY DOBSON/COLEMAN TO WBCP PURSUANT TO THIS AGREEMENT FOR THE PERIOD OF ANY SUCH FAILURE, EXCEPT IN THE EVENT THAT THE NEGLIGENCE IS GROSS OR INTENTIONAL.

Approved:   WBCP's Initials     DAR
                                -------------------------------

            Coleman's Initials  WCC
                                -------------------------------

            Dobson's Initials   ERA
                                -------------------------------


                                ARTICLE VIII
                                MISCELLANEOUS

8.1  Confidentiality Agreement

     a. Each of the parties hereto hereby covenants and agrees that, during the term of this Agreement and for all time thereafter, neither it, nor any of its employees, agents, officers or directors, will at any time make use of, divulge or disclose to any person, firm or corporation any confidential or proprietary information about the other party, without limitation, any information concerning the other party's subscribers, their names, addresses, or telephone numbers, whatever the source of such confidential or proprietary information; provided, however, that this confidentiality agreement shall not apply to information which is the public domain through no act of the party desiring to disclose such.

     b. Each party agrees that such confidential or proprietary information concerning the other party shall only be disclosed to its employees who have a valid business reason to know such information and then only to the extent required for the performance of such employee's duties.

     c. A document need not be marked "confidential" or "proprietary" or otherwise to be considered confidential or proprietary if it contains the type of information described above or the content and context of the information is indicative of a desire to remain confidential.

     d. Nothing herein shall restrict the right of any party to disclose confidential or proprietary information which is ordered to be disclosed pursuant to judicial or other lawful governmental action, but only to the extent so ordered, or as otherwise required by applicable law or regulation.

     e. If either party is served with process to obtain any confidential or proprietary information or subscriber records of the other party, that party shall immediately notify the other party and permit the other party to conduct the defense against disclosure.

     f. Upon termination of this Agreement, each party shall return to the other all confidential and proprietary information concerning the other which exists in written form.

     g. Each of the parties acknowledges and confirms that any failure on its part to adhere strictly to the terms and conditions of this paragraph is likely to cause substantial and irreparable injury to the other party. Accordingly, each party confirms and agrees that, in addition to all other remedies to which the other party may be entitled under this Agreement or at law or in equity, the other party shall be entitled to specific performance an do the equitable relief, including temporary and permanent injunctive relief to enforce the provisions of this paragraph.

8.2 No Joint Venture. Nothing herein is intended, or shall be construed, to create a joint venture, partnership or other common business entity as among WBCP and Dobson/Coleman, and Nothing herein is intended, or shall be construed, to impair or diminish WBCP's control over WBCP's System or Leased Facilities or Dobson/Coleman's control over Dobson/Coleman's System. This Agreement is not intended, nor shall it be construed, to make WBCP the agent or co-licensee of Dobson/Coleman, nor Dobson/Coleman the agent or co-licensee of WBCP. Neither of the parties shall have the authority to bind or commit the other party in any respect or to accept legal process on behalf of the other party. Nothing herein gives Dobson/Coleman or WBCP claim to the subscribers of the other or to the revenues of the other.

8.3 Governmental Approval. The performance of any obligations of any party hereunder or the exercise of any rights hereunder by any party hereto that may require FCC approval shall be subject to obtaining such approval. Pending obtaining such FCC approval, neither party will do anything which is contrary to the interests of the other party with respect to the subject matter hereof.

8.4 Notices. Notices provided by this Agreement shall be in writing and shall be effective when hand delivered, the day following being sent by overnight courier service, or five days after being sent by certified U.S. mail, postage prepaid, return receipt requested, to the following address:

If to Coleman or Maryland Wireless Communications, LP

         15600 NE 8th Street
         Suite B1165
         Bellevue, WA 98008
         Attention: Wendy Coleman

         with a copy to:

         Lukas, McGowan, Nace & Gutierrez
         1111 Nineteenth Street, NW
         Suite 1200
         Washington, DC 20036
         Attention: Thomas Gutierrez

If to Dobson Cellular of Maryland Inc.

         Mr. Everett Dobson, President
         Dobson Communications Corporation
         13439 North Broadway Extension
         Suite 200
         Oklahoma City, OK 73114

         with a copy to:

         Pate, Kempf and Knarr, PC
         Attorneys at Law
         PO Box 1907
         Oklahoma City, OK 73101
         Attention: Collier H. Pate

and to Washington Baltimore Cellular Limited Partnership

         Steve Sitton
         General Manager
         Cellular One
         7855 Walker Drive, Suite 100
         Greenbelt, MD 20770

         and

         Dan Foley
         Vice President - Law
         Cellular One
         7855 Walker Drive, Suite 100
         Greenbelt, MD 20770

         with a copy to:

         Carol Tacker
         Vice President, General Counsel & Secretary
         Southwestern Bell Mobile Systems, Inc.
         17330 Preston Road, Suite 100A
         Dallas, TX 75252

8.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon parties hereto and their respective successors and assigns; provided, however, that Dobson/Coleman shall not be permitted to assign any of its rights hereunder without the prior written consent of the WBCP, which consent shall not be unreasonably withheld. Nothing contained herein shall be determined to create any rights enforceable by any person other than (a) a party hereto or (b) the permitted successor or assigns of a party hereto.

8.6 Waiver. No waiver of any provisions of this Agreement, and no consent to any default hereunder, shall be effective unless the same shall be in writing and signed by an authorized representative of the party against whom such waiver or consent is claimed.

8.7 Governing Law. This Agreement shall be governed by the laws of the State of Maryland.

8.8 Entire Agreement. Subject to the contemporaneous written agreements among the parties evidenced by Addendum, this Agreement expresses the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements among them relating to the subject matter hereof and no representations, oral or written, other than those contained herein, shall have any force or effect. Amendments hereto shall be effective only if made in writing and executed by all parties. All other services, if any, to be provided by WBCP shall be governed by separate agreements to be negotiated and executed by the parties.

8.9 Section Headings. The section headings and numberings of the articles, sections and paragraphs in this Agreement are for convenience only and shall not be construed to define or limit any of the terms contained herein or affect the meaning or interpretation of this Agreement.

8.10 Severability. In the event any provision of this Agreement is held to be unenforceable, such unenforceability shall not affect any other provision hereof, and this Agreement shall be construed to the greatest extent possible as is such unenforceable provision had never been contained herein.

8.11 Counterparts. This Agreement may be executed in counterparts, each which shall be deemed an original, and both of which shall constitute one and the same instrument and shall become effective when each of the parties hereto shall have delivered to the other a duly executed copy of the Agreement or a facsimile thereof.

WASHINGTON BALTIMORE CELLULAR LIMITED PARTNERSHIP

By: /s/ Drew A. Roy
    --------------------------------

Its:
     -------------------------------

Dated:
       -----------------------------



DOBSON CELLULAR OF MARYLAND, INC.

By: /s/ Ernest Dobson
    --------------------------------

Its:
     -------------------------------

Dated:
       -----------------------------



MARYLAND WIRELESS COMMUNICATIONS LIMITED PARTNERSHIP

By: /s/ Wendy Coleman
    --------------------------------

Its: General Partner
     -------------------------------

Dated: 12-9-96
       -----------------------------



WENDY C. COLEMAN

By: /s/ Wendy Coleman
    --------------------------------

Its:
     -------------------------------

Dated: 12-9-96
       -----------------------------

                        ATTACHMENT A - SERVICE CHARGES

1.  Leased Facilities Charges:

    $6,500.00 per month per cell site including the ports needed for the Leased Facilities. This charge includes depreciation and operating expenses associated with an individual existing cell site. Additional sites will be provided only upon WBCP space and capacity availability at additional fees to be negotiated by the parties.

2.  Variable Switch Charges:

    Peak calling time will be switched at $0.035 peak and for off peak, Basic Switching Services and for Enhanced Switching Services. Each switched minute (whether Basic or Enhanced) is incurred when the Switch is processing Traffic which is originating or terminating on Dobson/Coleman's System or the Leased Facilities. It is understood that switched minutes will be actual minutes or portions of minutes rounded up to the next full minute on an individual basis. These minutes will be derived from the reports generated off of the billing system.

3.  Billing Tapes Charges:

    There will be a $250.00 charge per tape for billing tapes sent by WBCP to Dobson/Coleman.

4.  Roamer Service Charge:

    WBCP will provide roaming net settlement services, roaming administration and coordination services and roaming validation services for $0.50 per month for each Maryland RSA 2 customer.

5. Should Dobson/Coleman and WBCP agree that WBCP shall provide customer service and/or billing and collection service for Dobson/Coleman, the cost for that service shall be:

        Billing                      $2.50 per customer per month
        Customer Care (service)
          & Collections              $2.00 per customer per month

WASHINGTON BALTIMORE CELLULAR LIMITED PARTNERSHIP

By: /s/ Drew A. Roy
    --------------------------------------

Its:
     -------------------------------------

Dated:
       -----------------------------------


DOBSON CELLULAR OF MARYLAND, INC.

By: /s/ Everett Dobson
    --------------------------------------

Its:
     -------------------------------------

Dated:
       -----------------------------------


MARYLAND WIRELESS COMMUNICATIONS Limited Partnership

By: /s/ Wendy C. Coleman
    --------------------------------------

Its: General Partner
     -------------------------------------

Dated: 12-9-96
       -----------------------------------


WENDY C. COLEMAN

By: /s/ Wendy C. Coleman
    --------------------------------------

Its:
     -------------------------------------

Dated: 12-9-96
       -----------------------------------

                                  Attachment C

     Maryland 2 currently has the following contour extensions into Washington/Baltimore and Virginia 12:

           Cell Site Number                       Location
           ----------------                       --------
                193                           Prince Frederick
                194                             Leonardtown
                202                              Snow Hill
                250                            Lexington Park
                258                             Pocomoke City
                272                              Kent Island
                303                                Mutual

     Maryland 2 currently has the following extensions into Wilmington and Delaware 1 RSA:

                147                              Ocean Pines
                148                               Salisbury
                204                             Princess Anne
                205                                Crumpton
                276                            Ocean City North
                494                                 Denton
                495                              Federalsburg
                564                              Wicomico Park

     Virginia 12 (a WBCP Market) currently has the following contour extensions into Maryland 2:

                228                                Oak Grove
                247                               Kilmarnock
                255                                 Montross
                257                                 Accomack
                260                                  Robely
                266                                Haynesville
                383                              Belbegger Creek
                357                                 Mappsville

     Maryland MSA currently has the following contour extensions into Maryland 2:

                3                                    Harwood
                32                                    Joppa
                36                                 Severna Park
                61                                  Annapolis
                70                                   Dundalk
                71                                   Aberdeen
                76                                 Crownsville
                104                                  Eastport
                115                                Middle River
                139                               Cape St. Claire
                189                                 Swan Creek
                198                                  Clayton
                203                                 South River
                218                         Sudley (under construction)
                395                                   Academy
                407                                 Sharonville

     Washington MSA currently has the following contour extensions into Maryland 2:

                20                                   Kirby Road
                22                                    La Plata
                43                                     Andrews
                59                                 Upper Marlboro
                112                                    Largo
                164                                 Pointer Ridge
                180                                  PG Airpark
                182                                  Hughesville
                271                                    Woodyard
                350                                  Manchester

     Comcast currently has the following contour extensions into Maryland 2:

                       Cayots             Pine Tree Corner
                       Smyrna             Dover
                       Woodside           Harrington
                       Bridgeville        Seaford
                       Angola             Laurel
                       Ocean View         Millsboro
                       Capitol City

                                                                   Attachment D
                                                                       (5 Pages)

November 6, 1996



Tina Durant
Manager of Roaming Services
Dobson Cellular Systems
13439 North Broadway Ext.
Suite 100
Oklahoma City, OK 73114


RE: ADDENDUM TO INTERCARRIER ROAMER SERVICES AGREEMENTS ("AGREEMENTS") BETWEEN SOUTHWESTERN BELL MOBILE SYSTEMS, INC. AND DOBSON CELLULAR SYSTEMS AS REFERRED TO IN ATTACHMENT A.


The purpose of this letter is to set forth certain terms and conditions agreed to by Southwestern Bell Mobile Systems, Inc. ("SBMS") and Dobson Cellular Systems ("Dobson") with regard to the provision of automatic roaming cellular service by SBMS to Dobson customers who desire to use SBMS systems, and by Dobson to SBMS customers who desire to use the Dobson systems. Dobson and SBMS (hereinafter collectively referred to as the "parties") have agreed to the terms and conditions as set forth below:

      1)  The effective date of this Addendum is January 1, 1997.

      2) The parties agree to charge one another the rate of no daily surcharge and $0.50 per minute when SBMS customers from the markets listed in Attachment B travel to Dobson markets listed in Attachment C and when Dobson customers from the markets listed in Attachment C travel to SBMS markets listed in Attachment B. Rates apply to all specified markets except where lower rates already exist.

      3) The parties agree not to charge toll charges when SBMS customers from the markets listed in Attachment B travel to Dobson markets listed in Attachment C, and when Dobson customers from the markets listed in Attachment C travel to SBMS markets listed in Attachment B. Rather, the calls be treated as "local," except that "long distance" charges will apply to calls placed to areas outside of the parties' home service areas.

      4) The parties agree that the rates set forth above apply to all roaming service provided under the agreement(s) and all future markets as reflected on technical data sheets that will be exchanged by the parties. Rates can only be modified by mutual written agreement by the parties hereto.

      5) This Addendum may be signed in counterparts, each of which shall be deemed an original.

      6) To the extent of any conflict between the provision of this Addendum and the Original Agreement and any previous Addendum, this Addendum will control.

      7) Except as set forth above, this Addendum does not change any other terms of the Original Agreement or any previous addendum.

If you concur, please sign both originals and return them to me.

Regards,


Martha Barnes
Manager - Intercarrier Services

Acknowledged and agreed upon with the intent to be legally bound hereby:

DOBSON CELLULAR SYSTEMS              SOUTHWESTERN BELL MOBILE SYSTEMS, INC.

By: /s/ Everett Dobson               By:
   ------------------------             --------------------------

Name: Everett Dobson                 Name: Stan Sigman
     ----------------------               ------------------------

Title: CEO & President               Title: President & CEO
      ---------------------                -----------------------

Date: 12-5-96                        Date:
     ----------------------               ------------------------

                                  ATTACHMENT A
                              REFERENCED AGREEMENTS


INTERCARRIER ROAMING AGREEMENTS                 EFFECTIVE DATE
-------------------------------                 --------------
Southwestern Bell Mobile Systems, Inc           March 1, 1995

                                   ATTACHMENT B
                                 COVERED MARKETS


SOUTHWESTERN BELL MOBILE SYSTEMS, INC.
dba CELLULAR ONE OF WASHINGTON
--------------------------------------
00013   WASHINGTON              DC    (includes Baltimore MSA)
30333   CULPEPER                VA               VA11
30339   MARTINSBURG             WV               WV4
30341   WARRENTON               VA               VA10
30343   TAPAHANACK              VA               VA12

                                  ATTACHMENT C

DOBSON CELLULAR SYSTEMS
Systems Covered as of January 1, 1997
-----------------------------------------
MARKETS                         SID/BIDS
-------                         --------
EASTERN SHORE, MD-2

                                                                  ATTACHMENT E

                    LIST OF CELL SITES IN THE MARYLAND 2 RSA
                            (TO BE LEASED FACILITIES)
                    ----------------------------------------

1)  Wye Mills                             21) Calvert Cliffs

2)  Ocean Pines                           22) Prince Frederick

3)  Salisbury                             23) Easton

4)  Trappe

5)  Snow Hill

6)  Princess Anne

7)  Wicomico Park

8)  Leonardtown

9)  Hughesville

10) Hughesville (land)

11) Crumpton

12) Lexington Park

13) Pocomoke City

14) Kent Island

15) Ocean City Inlet

16) Ocean City North

17) Ocean City South

18) Federalsburg

19) Denton

20) Nanticoke